UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2022

R. R. DONNELLEY & SONS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4694	36-1004130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 326-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RRD	New York Stock Exchange LLC
Preferred Stock Purchase Rights		New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, R. R. Donnelley & Sons Company (the “Company”) identified a systems intrusion in its technical environment. In response, the Company promptly implemented a series of containment measures to address the situation, including activating its incident response protocols, shutting down its servers and systems and commencing a forensic investigation. The Company also engaged cybersecurity experts to examine the incident and oversee the implementation of appropriate remedial actions. The Company notified and continues to work with appropriate law enforcement authorities. As a precautionary measure, the Company isolated and continues to isolate a portion of its technical environment in an effort to contain the intrusion. The Company has also taken steps to further enhance its security measures safeguarding its information technology environment and client data.

The Company continues to be actively engaged in restoring the affected systems and returning to normal levels of operations, and believes that the steps taken to isolate and remediate the identified threat have been effective. At this time, however, the Company has become aware that certain of its corporate data was accessed and exfiltrated, the nature of which is being actively examined. Based on information known to date, the Company believes the access and exfiltration was in connection with the previously disclosed systems intrusion and not a new incident. The Company is keeping clients informed of any relevant updates on an ongoing basis and plans to take all appropriate measures to safeguard the integrity of the Company’s data and clients’ information. As the Company’s investigation and assessment of this security event is ongoing, the Company cannot determine at this time the extent of the material adverse impact, if any, from the event on its business, results of operations or financial condition.

Use of Forward-Looking Statements

This document includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of the Company. Statements that are not historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While the Company believes these forward-looking statements are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the Company’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties, including and in addition to any assumptions set forth therein, but not limited to, the ongoing assessment of the security event, material legal, financial and reputational risks resulting from a breach of the Company’s information systems, operational disruptions due to a security event, and any other risks detailed in the Company’s periodic public filings with the Securities and Exchange Commission (the “SEC”), including but not limited to those discussed under the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 and other filings with the SEC and in other investor communications of the Company from time to time. The Company does not undertake to and specifically disclaims any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: January 18, 2022	By:	/s/ Deborah L. Steiner
	Name:	Deborah L. Steiner
	Title:	Executive Vice President, General Counsel